Exhibit 99.1

PROXY	FOLSOM LAKE BANK	PROXY
SPECIAL MEETING OF SHAREHOLDERS – [*], 2017
This proxy is solicited on behalf of the Board of Directors. The undersigned shareholder acknowledges receipt of the Notice of Special Meeting of Shareholders of Folsom Lake Bank and the accompanying Proxy Statement/Prospectus dated [*], 2017, and revoking any proxy heretofore given, hereby appoints David J. West and Robert J. Flautt, and each of them, my true and lawful attorney(s), agent(s) and proxy, with full power of substitution, for me and in my name, place and stead to vote and act with respect to all shares of common stock of Folsom Lake Bank which the undersigned would be entitled to vote at the Special Meeting of Shareholders to be held on [*], [*], 2017 at [*] p.m. at 905 Sutter Street, Suite 100, Folsom, California, and at any adjournment or adjournments thereof, with all the powers that the undersigned would possess if personally present, as follows:

Transfer Online is the Transfer Agent handling the Proxy ballot for the Special Meeting of Shareholders of Folsom Lake Bank. All shareholders have three voting options:

1) send in this proxy ballot in the enclosed envelope; or
2) go online to www.transferonline.com/proxy and cast your ballot electronically; or
3) call [*] and cast your ballot by telephone. Please follow instructions when prompted.
Instructions for voting electronically: 1. Go to www.transferonline.com/proxy 2. Enter your Proxy Code and Security Code 3. Press Submit 4. Make your selections 5. Press Submit
Your Proxy Code is: ________	Your Security Code is: ________

Proposal 1.    Approval of the Merger Agreement and the Merger. To approve the Agreement and Plan of Reorganization and Merger dated April 27, 2017 attached as Appendix A to the proxy statement/prospectus dated [*], 2017, providing for the merger of Folsom Lake Bank with and into Central Valley Community Bank, a wholly-owned subsidiary of Central Valley Community Bancorp, and the transactions contemplated by the merger agreement.

FOR	AGAINST	ABSTAIN

Proposal 2.    Adjournment. To approve one or more adjournments of the special shareholders’ meeting, if necessary or appropriate, including adjournment to permit further solicitation of proxies in favor of the merger proposal.

FOR	AGAINST	ABSTAIN

Proposal 3.    To transact such other business as may properly come before the meeting.
Execution of this proxy confers authority to vote “FOR” each proposal listed above unless the shareholder directs otherwise. If any other business is presented at said meeting, this proxy shall be voted in accordance with the recommendations of the Board of Directors. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. All joint owners should sign.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.
WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE SIGN AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE.
I/WE DO or I/WE DO NOT expect to attend the meeting.
SIGN, DATE, AND RETURN THIS
PROXY IMMEDIATELY
                                Signature:

                                Date:

ID                                        Total Common:
Name
Address
City, State ZIP